UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2010

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South
Las Vegas, Nevada		89109
(Address of principal executive offices of each registrant)		(Zip Code)
(702) 770-7555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 12, 2010, Wynn Resorts, Limited (“WRL”) held its Annual Meeting of Stockholders.  The following proposals were presented to a vote of the stockholders:

Proposal No. 1 – Election of Directors (Class II)

To elect the following four Class II directors to serve as such until the 2013 Annual Meeting of Stockholders and until their successors are elected and qualified, or until such director’s earlier death, resignation or removal:

Director	Votes For	Votes Withheld	Broker Non-Votes

Stephen A. Wynn	103,516,663	1,499,877	6,198,764

Ray R. Irani	87,734,048	17,282,492	6,198,764

Alvin V. Shoemaker	87,752,240	17,264,300	6,198,764

D. Boone Wayson	87,731,030	17,285,510	6,198,764

The following Class I directors remain in office with their term expiring in 2012 – Linda Chen, John A. Moran and Elaine P. Wynn.  The following Class III directors remain in office with their term expiring in 2011 – Russell Goldsmith, Kazuo Okada, Robert J. Miller and Allan Zeman.

Proposal No. 2 – Amendments to WRL’s 2002 Stock Incentive Plan

To approve amendments to WRL’s 2002 Stock Incentive Plan to increase the number of shares of WRL’s common stock subject to the 2002 Stock Incentive Plan from 9,750,000 shares to 12,750,000 shares, to extend the term of the Plan to 2022, and to remove the ability of the Administrator to reprice stock options:

For	Against	Abstain	Broker Non-Votes
97,375,281	7,626,201	14,690	6,199,132

Proposal No. 3 – Ratification of Independent Registered Public Accounting Firm

To ratify the Audit Committee’s appointment of Ernst & Young LLP as the independent auditors for WRL and all of its subsidiaries for 2010:

For	Against	Abstain	Broker Non-Votes
111,137,009	63,635	14,298	362

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           May 13, 2010

WYNN RESORTS, LIMITED

By:	/s/ Matt Maddox
Matt Maddox
Chief Financial Officer and Treasurer